Exhibit 99.B.10


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Trust For Investment Managers and to the use of our report dated January 26, 2001 on the financial statements and financial highlights of Gilford Oakwood Equity Fund, a series of Trust For Investment Managers. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                           /s/ Tait, Weller & Baker

                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 23, 2001